Exhibit 99.1
BridgeBio Reports Second Quarter 2026
Financial Results and Corporate Updates
- $243.7 million in total second quarter revenues, primarily comprised of $222.4 million of U.S. Attruby® net product revenue, with growth led by the treatment-naïve segment as physicians increasingly start and keep patients on Attruby

- Attruby is the first ATTR-CM therapy associated with direct kidney protection, with post-hoc analyses published in Circulation: Heart Failure showing a profile consistent with ACE inhibitors, ARBs, and SGLT2s including an early, reversible eGFR dip, an improved chronic eGFR slope relative to placebo, and a 13.7% reduction in urinary albumin-to-creatinine ratio through Month 30; the magnitude of the acute eGFR dip was positively associated with greater early cardiovascular benefit; BridgeBio will explore the potential for Attruby to treat other orphan kidney indications

- Real-world evidence continues to differentiate Attruby from tafamidis, with an independent propensity score-matched analysis of 286 patient pairs from the TriNetX network published in JSCAI associating acoramidis with a 37% reduction in composite cardiovascular events (p=0.002) and a 34% reduction in hospitalizations (p=0.002) at six months; further independent RWE using electronic health records are expected, and we are confident Attruby will consistently demonstrate clinical superiority over tafamidis to the benefit of patients and healthcare delivery systems for which heart failure remains a top concern

- All three planned NDAs are now submitted to the FDA: BBP-418 for LGMD2I/R9 was accepted with Priority Review (PDUFA November 27, 2026); encaleret for ADH1 was accepted with Priority Review (PDUFA May 8, 2027), with no advisory committee planned for either; oral infigratinib for achondroplasia has been submitted, with U.S. launch expected mid-2027

- Diagnosis and awareness continue to accelerate ahead of the launches: in ADH, more than 2,200 unique patients are now identified under the dedicated ICD-10 code, at approximately 70 new diagnoses per month; in LGMD2I/R9, BridgeBio is investing in awareness and multidisciplinary care at MDA Care Center Network sites, where we expect 85% of target physicians to be familiar with the BBP-418 profile and data by launch

- The oral encaleret and oral infigratinib franchises continue to expand beyond their first indications: RECLAIM-HP in chronic hypoparathyroidism has begun screening patients with topline data anticipated in late 2027 or early 2028, CALIBRATE-PEDS in pediatric ADH1 has completed enrollment in its first cohort, and a Phase 2 update in hypochondroplasia is expected in the second half of 2026

- $720.2 million in cash, cash equivalents, and marketable securities as of June 30, 2026, which does not include the $1 billion preferred equity financing that closed on July 1, 2026

- BridgeBio will host a Commercial Day in New York City on October 8, 2026, to discuss commercial readiness and launch strategy across its three upcoming launches

PALO ALTO, Calif., August 10, 2026 -- BridgeBio Pharma, Inc. (Nasdaq: BBIO) (“BridgeBio” or the “Company”), a commercial-stage, multi-product biopharmaceutical company focused on developing medicines for genetic conditions, announced today its financial results for the second quarter ended June 30, 2026, and provided an update on Attruby’s commercial progress.

Pipeline Overview:

Program	Status	Next expected milestone
Acoramidis for ATTR-CM	Approved in U.S., E.U., Japan, Switzerland, Brazil, and U.K.	New data to be shared at ESC 2026
BBP-418 for LGMD2I/R9	PDUFA date set for November 27, 2026 with Priority Review	Launch upon FDA approval
Encaleret for ADH1	PDUFA date set for May 8, 2027 with Priority Review; MAA submitted to EMA	Launch upon FDA approval
Oral infigratinib for achondroplasia	NDA submitted to FDA	FDA sets PDUFA date
Oral Encaleret for chronic hypoparathyroidism	First investigational sites activated for RECLAIM-HP, Phase 3 study	First participant dosed in Q3 2026
Oral infigratinib for hypochondroplasia	ACCEL 2/3 enrollment ongoing	Phase 2 clinical trial update in 2H 2026
Depleter for ATTR-CM	Development candidate nomination	Submit IND to the FDA in 2027

“I'm excited by the growing body of evidence continuing to demonstrate Attruby is the drug of choice for all ATTR-CM patients, and particularly for those who are treatment-naïve, including the first-ever demonstration of early, sustained kidney-protective effects in ATTR-CM alongside the cardiac benefit we've established. Furthermore, this was the quarter all three of our pipeline programs, BBP-418, encaleret, and infigratinib, moved from data into active regulatory review, with our first PDUFA date now set for November 27, 2026, which is a level of strategic execution and discipline I'm proud of. Finally, with the $1 billion preferred equity financing we completed, we have a balance sheet sized to run all three launches at full strength, without diverting resources from the development engine that produced them,” said Neil Kumar, Ph.D., Co-Founder and CEO of BridgeBio.

Commercial Updates:
The second quarter total revenues, net totaled $243.7 million, comprised of $222.4 million of U.S. Attruby net product revenue, $15.4 million from royalty revenue, and $5.8 million in license and services revenue.

“We continue to see strong growth this quarter for Attruby with our first-line share climbing again,” said Matt Outten, Chief Commercial Officer of BridgeBio. “What comes next will continue to shape BridgeBio’s next chapter as we prepare for three potential approvals in three different diseases, all with best-in-class potential, each backed by the same commercial engine that made Attruby a success. We look forward to continuing to deliver for patients and addressing the gaps within the treatment paradigm for rare disease.”

Pipeline Updates:
Attruby (acoramidis) – First and only near-complete (≥90%) transthyretin (TTR) stabilizer for treatment of transthyretin amyloid cardiomyopathy (ATTR-CM):
•New post-hoc analyses published in Circulation: Heart Failure showed acoramidis was associated with a rapid, reversible estimated glomerular filtration rate (eGFR) dip alongside a placebo-corrected 15.5% reduction in urinary albumin-to-creatinine ratio (UACR) by Day 28, followed by a sustained improvement in chronic eGFR slope (+2.47 mL/min/1.73m²/year) and a 13.7% UACR reduction through Month 30. This profile resembles that of direct-acting kidney medicines such as ACE inhibitors, ARBs, and SGLT2 inhibitors, and has not previously been observed with any approved ATTR-CM therapy. Participants with larger eGFR dips had a 58% lower risk of death or cardiovascular hospitalization in year one, suggesting the kidney effect may contribute to acoramidis' early cardiovascular benefit.
•New data from ATTRibute-CM presented in two late-breaking oral presentations at Heart Failure 2026 further demonstrated acoramidis’ differentiated clinical profile. The first showed a reduction in the risk of outpatient worsening heart failure by 41% versus placebo with separation of curves seen within 30 days and sustained through Month 30. The second showed a significant reduction in serum transthyretin variability, which is associated with lower mortality.
•Real-world evidence continues to demonstrate that Attruby is differentiated from other therapies in the speed and strength of benefit. An independent propensity score-matched analysis of 286 patient pairs from the TriNetX network, presented at SCAI 2026 Scientific Sessions and published in JSCAI, associated acoramidis with a 37% reduction in composite cardiovascular events (HR 0.63; p=0.002) and a 34% reduction in hospitalizations (HR 0.67; p=0.002) at six months, with effects deepening at nine months and significant reductions across heart failure exacerbation, arrhythmia, and acute kidney injury. A separate propensity score-weighted analysis observed a 43% reduction in outpatient diuretic intensification (HR 0.57; p=0.021) versus tafamidis. A third independent study conducted in EPIC COSMOS and to be published later in 2026 validated the comparative effectiveness of acoramidis over tafamidis. These three real-world datasets converge on consistent, statistically significant benefit in contemporary patients on modern background therapy, reinforcing that Attruby's stabilization advantage is showing up in outcomes that matter to physicians, patients, and payers.
•BridgeBio initiated ASCEND-ATTR, a Phase 4 study using cardiac MRI and echocardiography to characterize the long-term effects of acoramidis on disease reversal as measured by cardiac structure, function, and amyloid burden over 36 months. This builds on the evidence of regression observed in ATTRibute-CM and the open-label extension.
•Additional data will be shared in two oral presentations and six moderated posters at the European Society of Cardiology (ESC) Congress 2026.

BBP-418 – Glycosylation substrate for limb-girdle muscular dystrophy type 2I/R9 (LGMD2I/R9):
•BridgeBio believes BBP-418 is positioned to become the first approved therapy for individuals living with LGMD2I/R9, addressing a significant unmet need in this disease and potentially representing the first approval of a therapy for any form of LGMD.
•On May 27, 2026, the FDA accepted the Company's New Drug Application (NDA) for BBP-418 and granted Priority Review, assigning a Prescription Drug User Fee Act (PDUFA) target action date of November 27, 2026. No advisory committee meeting is currently planned.
•FORTIFY, the Phase 3 clinical trial of BBP-418, successfully met all pre-specified primary and secondary endpoints of its 12-month interim analysis, supporting its potential as a disease-modifying therapy. The topline results can be found here.
•Additional positive results demonstrating the rapid and consistent treatment effect and favorable safety profile of BBP-418 were presented in March at the 2026 MDA Clinical and Scientific Conference in a late-breaking oral presentation.1
•At the 19th International Congress on Neuromuscular Diseases in July 2026, BridgeBio presented interim FORTIFY data showing favorable patient-reported outcomes for BBP-418-treated individuals compared to placebo, demonstrating that the improvements observed on functional outcomes and biomarkers translate to how patients feel and function.
1 https://investor.bridgebio.com/news/news-details/2026/BBP-418-Demonstrates-Consistent-Efficacy-and-Favorable-Safety-Profile-in-Phase-3-FORTIFY-Interim-Analysis-in-LGMD2IR9/default.aspx

•BridgeBio invested $100,000 to strengthen multidisciplinary LGMD care through a Muscular Dystrophy Association (MDA) Care Advance Grant supporting initiatives at Stanford Health Care and the University of Minnesota and engaged the LGMD2I/R9 community at the 2026 European LGMD2I/R9 Conference and the 2026 Iowa Wellstone Dystroglycanopathy Patient & Family Conference.
•BridgeBio's neuromuscular U.S. field teams are hired, trained, and deployed across medical, commercial, and market access, engaging in scientific exchange, disease state education, and account profiling as appropriate in the pre-approval setting. Promotional activity will commence only upon FDA approval, consistent with regulatory requirements.
•Based on the FORTIFY interim analysis results, BridgeBio is also engaging regulatory agencies to identify an expedited path to approval for BBP-418 in Europe.
•The Company intends to initiate clinical studies of BBP-418 in LGMD2I/R9 for individuals less than 12 years of age in the first half of 2027, and in LGMD2M/R13 and LGMD2U/R20 in the near future.

Encaleret – Calcium-sensing receptor (CaSR) antagonist for autosomal dominant hypocalcemia type 1 (ADH1) and chronic hypoparathyroidism:
•BridgeBio believes encaleret is positioned to become the first approved therapy specifically indicated for individuals living with ADH1, in both the U.S. and the EU.
•The FDA re-considered its review designation of the Company's NDA filing for encaleret in ADH1 and has granted Priority Review, with a PDUFA target action date of May 8, 2027. No advisory committee meeting is currently planned.
•BridgeBio submitted a Marketing Authorization Application (MAA) to the European Medicines Agency (EMA) for the use of encaleret in ADH1.
•Diagnosis of ADH1 in the U.S. continues to accelerate, with more than 2,200 unique patients identified under the dedicated ICD-10 code for ADH (E20.810) from its introduction in October 2023 through June 2026, a rate of approximately 70 new diagnoses per month.
•CALIBRATE-PEDS, the registrational Phase 2/3 study of encaleret in pediatric ADH1, completed enrollment in the first of four cohorts (adolescents 12 to 17 years of age).
•RECLAIM-HP, the Phase 3 study of encaleret in chronic hypoparathyroidism, has activated its first investigational sites and screening has initiated. Chronic hypoparathyroidism affects approximately 200,000 patients in the U.S. and EU, and represents a substantial expansion of the encaleret opportunity beyond ADH1.

Oral infigratinib – FGFR3 inhibitor for achondroplasia and hypochondroplasia:
•BridgeBio believes oral infigratinib is positioned to become the first approved oral therapy and a potential best-in-class option for children living with achondroplasia and hypochondroplasia.
•The Company submitted an NDA to the FDA for oral infigratinib in achondroplasia and is on track to submit an MAA to the EMA in the fourth quarter of 2026. BridgeBio anticipates a U.S. launch in mid-2027 and an EU approval in the second half of 2027.
•Oral infigratinib has received Breakthrough Therapy, Fast Track, and Rare Pediatric Disease designations from the FDA, and Orphan Drug designation from both the FDA and the EMA.
•Results from PROPEL 3, the Phase 3 trial of oral infigratinib in achondroplasia, were published in the New England Journal of Medicine2 and simultaneously presented at the International Congress of Children's Bone Health 2026. Oral infigratinib is the only achondroplasia program with Phase 3 results published in the New England Journal of Medicine. In these results3, oral infigratinib significantly improved arm span Z-score versus placebo (LS mean +0.37 SD;
2 https://www.nejm.org/doi/10.1056/NEJMoa2604565
3 https://investor.bridgebio.com/news/news-details/2026/BridgeBio-Announces-Publication-in-the-New-England-Journal-of-Medicine-of-Phase-3-PROPEL-3-Trial-of-Oral-Infigratinib-in-Children-Living-with-Achondroplasia/default.aspx

p<0.0001) at 52 weeks, the first statistically significant placebo-controlled arm span improvement reported in an achondroplasia trial.
•PROPEL 3 achieved its pre-specified primary efficacy endpoint of change from baseline in absolute height velocity at Week 52 (p<0.0001), and oral infigratinib showed the first statistically significant improvement in body proportionality against placebo in achondroplasia in children 3 to younger than 8 years old in a pre-specified exploratory analysis. Oral infigratinib remains the only therapy to demonstrate efficacy measures beyond annualized height velocity and height Z-score in a placebo-controlled setting at 52 weeks. The topline results can be found here.
•U.S. commercial and medical affairs leadership are in place, with the field medical team fully onboarded and regional sales directors building field teams aligned to the diagnosed and treatable population living with achondroplasia.
•The Company has initiated development of the achondroplasia program from birth to under 3 years of age and is actively enrolling participants.
•The Company is enrolling participants in the observational run-in study for the Phase 3 trial in hypochondroplasia. An update of the Phase 2 program in hypochondroplasia is expected in the second half of 2026.

Corporate Updates:
•On July 1, 2026, BridgeBio closed $1 billion in preferred equity led by Sixth Street with participation from HealthCare Royalty, an affiliate of KKR.
•The financing enables BridgeBio to fund three potential upcoming launches while continuing to invest in indication expansion across the pipeline.

Financial Updates:
Cash, Cash Equivalents and Marketable Securities
Cash, cash equivalents and marketable securities totaled $720.2 million and $587.5 million as of June 30, 2026 and December 31, 2025, respectively.
Total Revenues, Net

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands)
Net product revenue	$222,440	$71,501	$403,036	$108,240
License and services revenue	5,804	37,440	10,223	117,130
Royalty revenue	15,432	1,624	24,932	1,828
Total revenues, net	$243,676	$110,565	$438,191	$227,198
Total revenues, net for the three months ended June 30, 2026 were $243.7 million compared to $110.6 million for the same period in 2025. The $133.1 million increase was primarily driven by a $150.9 million increase in net product revenue from Attruby, and a $13.8 million increase in royalty revenue primarily earned from net product sales of BEYONTTRA in the EU and Japan. These increases were partially offset by a decrease in license and services revenue primarily due to recognition of $30.0 million of regulatory milestone-related revenue during the three months ended June 30, 2025.
Total revenues, net for the six months ended June 30, 2026 were $438.2 million compared to $227.2 million for the same period in 2025. The $211.0 million increase was primarily driven by a $294.8 million increase in net product revenue from Attruby, and a $23.1 million increase in royalty revenue primarily earned from net product sales of BEYONTTRA in the EU and Japan. These increases were partially offset by a decrease in license and services revenue primarily due to recognition of $105.0 million of regulatory milestone-related revenues during the six months ended June 30, 2025.
Total Operating Costs and Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands)
Total cost of revenues	$15,046	$3,653	$24,985	$6,292
Research and development	149,448	111,231	276,084	222,662
Selling, general and administrative	186,261	129,154	350,157	235,519
Restructuring, impairment, and related charges	—	805	—	1,375
Total operating costs and expenses	$350,755	$244,843	$651,226	$465,848
Total operating costs and expenses for the three months ended June 30, 2026 were $350.8 million, compared to $244.8 million for the same period in 2025. The $106.0 million increase was primarily driven by a $57.1 million increase in selling, general and administrative (SG&A) expenses, reflecting continued investment in both the ongoing commercialization of Attruby and the pre-commercial activities for BridgeBio's Phase 3 product candidates, a $38.2 million increase in research and development (R&D) expenses to support the development of late-stage product candidates, and an $11.4 million increase in total cost of revenues primarily due to higher sales volume of Attruby.
Total operating costs and expenses for the six months ended June 30, 2026 were $651.2 million, compared to $465.8 million for the same period in 2025. The $185.4 million increase was primarily driven by a $114.6 million increase in SG&A expenses, reflecting continued investment in both the ongoing commercialization of Attruby and the pre-commercial activities for BridgeBio's Phase 3 product candidates, an $18.7 million increase in total cost of revenues primarily due to higher sales volume of Attruby, and a $53.4 million increase in R&D expenses to support headcount growth and the development of late-stage product candidates.
Stock-based compensation expenses included in operating costs and expenses for the three months ended June 30, 2026 were $44.5 million, of which $28.4 million, $15.4 million, and $0.7 million were included in SG&A expenses, R&D expenses, and cost of goods sold, respectively. Stock-based compensation expenses included in operating costs and expenses for the same period in 2025 were $37.3 million, of which $23.2 million, $14.0 million, and $0.1 million were included in SG&A expenses, R&D expenses, and cost of goods sold, respectively.
Stock-based compensation expenses included in operating costs and expenses for the six months ended June 30, 2026 were $77.9 million, of which $48.6 million, $27.6 million, and $1.7 million were included in SG&A expenses, R&D expenses, and cost of goods sold, respectively. Stock-based compensation expenses included in operating costs and expenses for the same period in 2025 were $66.7 million, of which $41.2 million, $25.3 million, and $0.2 million were included in SG&A expenses, R&D expenses, and cost of goods sold, respectively.
Total Other Expense, Net
Total other expense, net for the three and six months ended June 30, 2026, was $(48.8) million and $(109.4) million, respectively, compared to $(47.4) million and $(112.6) million, respectively, for the same periods in 2025.

The increase in total other expense, net of $1.4 million for the three months ended June 30, 2026, compared to the same period in 2025 was primarily driven by a $15.3 million increase in noncash interest expense related to deferred royalty obligations, and was partially offset by a $13.8 million decrease in net loss from equity method investments.
The decrease in total other expense, net of $3.2 million for the six months ended June 30, 2026, compared to the same period in 2025 was primarily driven by a $21.2 million decrease in loss on extinguishment of debt recognized in 2025, and an $11.0 million decrease in net loss from equity method investments. These decreases were partially offset by a $31.2 million increase in noncash interest expense related to deferred royalty obligations.
Net Loss Attributable to Common Stockholders of BridgeBio and Net Loss per Share
For the three and six months ended June 30, 2026, the Company recorded a net loss attributable to common stockholders of BridgeBio of $152.2 million and $316.3 million, respectively, compared to $181.9 million and $349.3 million, respectively, for the same periods in 2025.
For the three and six months ended June 30, 2026, the Company reported a net loss per share of $0.78 and $1.62, respectively, compared to $0.95 and $1.84, respectively, for the same periods in 2025.

BRIDGEBIO PHARMA, INC.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
Revenues:
Net product revenue	$222,440	$71,501	$403,036	$108,240
License and services revenue	5,804	37,440	10,223	117,130
Royalty revenue	15,432	1,624	24,932	1,828
Total revenues, net	243,676	110,565	438,191	227,198
Operating costs and expenses:
Cost of revenues:
Cost of goods sold	10,528	2,848	18,260	4,882
Cost of license, services, and royalty revenue	4,518	805	6,725	1,410
Total cost of revenues	15,046	3,653	24,985	6,292
Research and development	149,448	111,231	276,084	222,662
Selling, general and administrative	186,261	129,154	350,157	235,519
Restructuring, impairment, and related charges	—	805	—	1,375
Total operating costs and expenses	350,755	244,843	651,226	465,848
Loss from operations	(107,079)	(134,278)	(213,035)	(238,650)
Other income (expense), net:
Interest income	6,659	3,898	12,905	9,283
Interest expense	(13,278)	(11,607)	(26,220)	(29,728)
Noncash interest expense on deferred royalty obligations (1)	(41,345)	(26,030)	(81,218)	(50,050)
Loss on extinguishment of debt	—	—	—	(21,155)
Net loss from equity method investments	(6,435)	(20,189)	(24,718)	(35,745)
Other income, net	5,587	6,548	9,840	14,779
Total other expense, net	(48,812)	(47,380)	(109,411)	(112,616)
Loss before income taxes	(155,891)	(181,658)	(322,446)	(351,266)
Provision for income taxes	—	2,100	—	2,100
Net loss	(155,891)	(183,758)	(322,446)	(353,366)
Net loss attributable to redeemable convertible noncontrolling interests and noncontrolling interests	3,675	1,855	6,187	4,041
Net loss attributable to common stockholders of BridgeBio	$(152,216)	$(181,903)	$(316,259)	$(349,325)
Net loss per share attributable to common stockholders of BridgeBio, basic and diluted	$(0.78)	$(0.95)	$(1.62)	$(1.84)
Weighted-average shares used in computing net loss per share attributable to common stockholders of BridgeBio, basic and diluted	195,785,884	190,517,215	195,290,642	190,332,261
(1)Including related party amounts of $(5,575) and $(10,936), respectively, for the three and six months ended June 30, 2026.

	Three Months Ended June 30,		Six Months Ended June 30,
Stock-based Compensation	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
Cost of goods sold	$685	$126	$1,655	$217
Research and development	15,439	14,000	27,583	25,255
Selling, general and administrative	28,398	23,213	48,647	41,211
Restructuring, impairment and related charges	—	—	—	46
Total stock-based compensation	$44,522	$37,339	$77,885	$66,729

BRIDGEBIO PHARMA, INC.
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2026	December 31, 2025
	(Unaudited)	(1)
Assets
Cash, cash equivalents and marketable securities	$720,160	$587,482
Accounts receivable, net	254,484	139,444
Inventories	52,842	26,753
Prepaid expenses and other current assets	65,652	44,070
Equity method investments	55,095	79,972
Property and equipment, net	5,226	5,366
Operating lease right-of-use assets	17,079	8,149
Intangible assets, net	26,641	28,077
Other assets	20,120	16,712
Total assets	$1,217,299	$936,025
Liabilities, Redeemable Convertible Noncontrolling Interests and Stockholders' Deficit
Accounts payable	$27,202	$36,228
Accrued and other current liabilities (2)	306,630	238,361
Operating lease liabilities	18,288	10,003
Deferred revenue	15,970	20,270
2027 Notes, net	547,955	547,015
2029 Notes, net	741,918	740,890
2031 Notes, net	565,528	564,565
2033 Notes, net	620,087	—
Deferred royalty obligations, net (3)	879,374	855,030
Other long-term liabilities	240	244
Redeemable convertible noncontrolling interests	(1,018)	(570)
Total BridgeBio stockholders' deficit	(2,515,215)	(2,086,610)
Noncontrolling interests	10,340	10,599
Total liabilities, redeemable convertible noncontrolling interests and stockholders' deficit	$1,217,299	$936,025
(1)The condensed consolidated balance sheet as of December 31, 2025 is derived from the audited consolidated financial statements as of that date.
(2)Including related party amounts of $5,626 and $2,003 as of June 30, 2026 and December 31, 2025, respectively.
(3)Including related party amounts of $206,208 and $204,650 as of June 30, 2026 and December 31, 2025, respectively.

BRIDGEBIO PHARMA, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2026	2025
	(Unaudited)
Operating activities:
Net loss	$(322,446)	$(353,366)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	77,314	63,123
Net loss from equity method investments	24,718	35,745
Noncash interest expense on deferred royalty obligations (1)	81,218	50,050
Change in fair value of the embedded derivative associated with the deferred royalty obligation	(5,730)	(5,499)
Amortization of debt discount and issuance costs	3,745	3,056
Depreciation and amortization	2,239	2,601
Noncash lease expense	3,094	2,230
Loss on extinguishment of debt	—	21,155
Dividend from investment in equity securities	—	(2,302)
Other noncash adjustments, net	1,502	35
Changes in operating assets and liabilities:
Accounts receivable, net	(115,040)	(72,146)
Inventories	(28,166)	(16,582)
Prepaid expenses and other current assets	(20,227)	(22,745)
Other assets	(3,283)	(174)
Accounts payable	(9,026)	16,516
Accrued compensation and benefits	(25,755)	(15,637)
Accrued research and development liabilities	23,032	(2,977)
Operating lease liabilities	(3,674)	(3,117)
Deferred revenue	(4,300)	(6,491)
Other liabilities (2)	52,405	26,609
Net cash used in operating activities	(268,380)	(279,916)
Investing activities:
Purchases of marketable securities	(63,937)	(7,908)
Maturities of marketable securities	39,600	—
Payment for intangible assets	—	(6,095)
Purchases of property and equipment	(512)	(594)
Net cash used in investing activities	(24,849)	(14,597)
Financing activities:
Proceeds from issuance of 2033 Notes	632,500	—
Issuance costs and discounts associated with 2033 Notes	(13,227)	—
Proceeds from issuance of 2031 Notes	—	575,000
Issuance costs and discounts associated with 2031 Notes	—	(12,034)
Proceeds from royalty obligation under Royalty Purchase Agreement (as described in Note 9)	—	300,000
Issuance costs associated with royalty obligation under Royalty Purchase Agreement	—	(2,012)
Repayment of term loans	—	(459,000)
Repayments of deferred royalty obligations (3)	(33,082)	(2,005)
Repurchase of common stock	(210,003)	(48,276)
Repurchase of RSU shares to satisfy tax withholding	(8,341)	(3,771)
Proceeds from stock option exercises, net of repurchases	27,812	9,680
Proceeds from common stock issuances under ESPP	5,466	3,237
Transactions with noncontrolling interests	—	1,550
Net cash provided by financing activities	401,125	362,369
Net increase in cash, cash equivalents, and restricted cash	107,896	67,856

Cash, cash equivalents, and restricted cash at beginning of period	572,140	683,244
Cash, cash equivalents, and restricted cash at end of period	$680,036	$751,100
(1)Including a related party amount of $10,936 for the six months ended June 30, 2026.
(2)Including a related party amount of $5,626 for the six months ended June 30, 2026.
(3)Including a related party amount of $(5,784) for the six months ended June 30, 2026.

	Six Months Ended June 30,
	2026	2025
	(Unaudited)
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$20,316	$23,271
Supplemental Disclosures of Noncash Investing and Financing Information:
Transfers to noncontrolling interests	$(5,464)	$(1,640)
Recognized intangible asset recorded to “Accrued and other current liabilities”	$—	$2,400
Deferred and unpaid issuance costs recorded to “Accrued and other current liabilities”	$1,355	$998
Reconciliation of Cash, Cash Equivalents and Restricted Cash:
Cash and cash equivalents	$677,911	$748,953
Restricted cash — Included in “Prepaid expenses and other current assets”	549	449
Restricted cash — Included in “Other assets”	1,576	1,698
Total cash, cash equivalents and restricted cash at end of periods shown on the condensed consolidated statements of cash flows	$680,036	$751,100
Webcast Information
BridgeBio will host a conference call and webcast to discuss second quarter financial results today, August 10, 2026, at 4:30 pm ET. This event can be accessed at https://events.q4inc.com/attendee/919782907 or by visiting the “Events & Presentations” page within the Investors section of the BridgeBio website at http://investor.bridgebio.com. A replay of the webcast will be available on the BridgeBio website for 30 days following the event.

About Attruby® (acoramidis)
INDICATION
Attruby is a transthyretin stabilizer indicated for the treatment of the cardiomyopathy of wild-type or variant transthyretin-mediated amyloidosis (ATTR-CM) in adults to reduce cardiovascular death and cardiovascular-related hospitalization.

IMPORTANT SAFETY INFORMATION
Adverse Reactions
Diarrhea (11.6% vs 7.6%) and upper abdominal pain (5.5% vs 1.4%) were reported in patients treated with Attruby versus placebo, respectively. The majority of these adverse reactions were mild and resolved without drug discontinuation. Discontinuation rates due to adverse events were similar between patients treated with Attruby versus placebo (9.3% and 8.5%, respectively).

About BridgeBio Pharma, Inc.
BridgeBio exists to develop transformative medicines for genetic conditions. Millions of people worldwide living with genetic conditions lack treatment options, often because drug development for small patient populations can be commercially challenging. We aim to bridge the gap between advancements in genetic science and meaningful medicines for underserved patient populations. Our decentralized, hub-and-spoke model is designed for speed, precision, and scalability. Autonomous and empowered teams focus on individual conditions, while a central hub provides the clinical, regulatory, and commercial capabilities needed to bring innovation to market. For more information, visit

bridgebio.com and follow us on LinkedIn, X, Facebook, Instagram, YouTube, and TikTok.

BridgeBio Pharma, Inc. Forward-Looking Statements
This press release contains forward-looking statements. Statements in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), which are usually identified by the use of words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “remains,” “seeks,” “should,” “will,” and variations of such words or similar expressions. BridgeBio intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements, including express and implied statements relating to the continued commercial success and market potential of Attruby/Beyonttra (acoramidis); the Company’s expectations regarding timing of regulatory submissions and target action dates, approvals and commercial launches in the U.S. and Europe, including for BBP-418 in LGMD2I/R9, encaleret in ADH1, and infigratinib in achondroplasia; the Company’s expectations regarding the timing and outcome of pre-commercial activities, including activities designed to support three potential launches; the timing of the Company’s clinical trials, milestones and expected updates for its various programs and pipeline; the safety and the potential benefits of the Company’s product and product candidates; the Company’s anticipated presentations of data; and the Company’s belief that its recent financing will enable the Company to fund its potential launches and expansion across its pipeline. Such statements reflect the Company’s current views about the Company’s plans, intentions, expectations and strategies, which are based on the information currently available to it and on assumptions the Company has made. Although the Company believes that its plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, but not limited to, initial and ongoing data from the Company’s preclinical studies and clinical trials not being indicative of final data, the potential size of the target patient populations the Company’s product candidates are designed to treat not being as large as anticipated, the design and success of ongoing and planned clinical trials, future regulatory filings, approvals and/or sales, despite having ongoing and future interactions with the FDA or other regulatory agencies to discuss potential paths to registration for the Company’s product candidates, the FDA or such other regulatory agencies not agreeing with the Company’s regulatory approval strategies, components of the Company’s filings, such as clinical trial designs, conduct and methodologies, or the sufficiency of data submitted, the Company’s pre-commercial activities, commercial launches or operational execution not occurring on anticipated timelines or not supporting planned launches as expected, real-world experience with Attruby/Beyonttra not being consistent with observed biochemical differentiation or not translating into differentiated clinical, commercial or market outcomes, the continuing success of the Company’s collaborations, the Company’s ability to obtain additional funding, including through less dilutive sources of capital than equity financings, potential volatility in the Company’s share price, the Company’s share repurchase program being modified, suspended or discontinued, or share repurchases not delivering the anticipated benefits or proving to be a more attractive use of capital than other alternatives, the impacts of current macroeconomic and geopolitical events, including changing conditions from hostilities in Ukraine and the Middle East, increasing rates of inflation and changing interest rates, on business operations and expectations, as well as those risks set forth in the Risk Factors section of the Company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K and the Company’s other filings with the U.S. Securities and Exchange Commission. Moreover, the Company operates in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of the Company’s management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, BridgeBio assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

BridgeBio Media Contact:
Bubba Murarka, Executive Vice President
contact@bridgebio.com
(650)-789-8220
BridgeBio Investor Contact:
Kristen Kelleher, Director of Investor Relations
ir@bridgebio.com